UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2026

Tevogen Bio Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41002	98-1597194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Independence Boulevard, Suite #210
Warren, New Jersey	07059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 838-6436

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TVGN	The Nasdaq Stock Market LLC
Warrants, exercisable for $575 per share of Common Stock	TVGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 16, 2026, Tevogen Bio Holdings Inc. (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Company no longer meets Nasdaq’s $50 million minimum market value for listed securities requirement pursuant to Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Requirement”) for continued listing on the Nasdaq Global Market based on Nasdaq’s review of the market value of the Company’s listed securities for the previous 30 consecutive business days. In addition, on April 17, 2026, the Company received a letter from the Staff notifying the Company that the Company no longer meets Nasdaq’s $15 million minimum market value of publicly held shares requirement under Nasdaq Listing Rule 5450(b)(2&3)(C) (the “MVPHS Requirement”, and together with the MVLS Requirement, the “Requirements”) based on Nasdaq’s review of the market value of the Company’s publicly held shares for the previous 30 consecutive business days. The notifications have no immediate effect on the Company’s listing or trading on the Nasdaq Global Market.

Nasdaq has provided the Company a period of 180 calendar days to regain compliance with each Requirement, or until October 13, 2026 for the MVLS Requirement (the “MVLS Compliance Date”) and October 14, 2026 for the MVPHS Requirement (the “MVPHS Compliance Date” and, together with the MVLS Compliance Date, the “Compliance Dates”). If, at any time before the applicable Compliance Date, the Company’s market value of listed securities closes at $50 million or more or the Company’s market value of publicly held shares closes at $15 million or more for a minimum of 10 consecutive business days and up to generally not more than 20 consecutive business days, the Staff will provide written notification to the Company that it has regained compliance with the applicable Requirement.

The Company intends to actively monitor the market value of its listed securities and publicly held shares. The Company may evaluate and consider available options for regaining compliance with the Requirements, as well as applying for a transfer to The Nasdaq Capital Market. However, there can be no assurance that the Company will take any specific action or be able to regain compliance with either Requirement or otherwise maintain compliance with Nasdaq listing rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tevogen Bio Holdings Inc.

Date: April 22, 2026	By:	/s/ Ryan Saadi
	Name:	Ryan Saadi
	Title:	Chief Executive Officer